UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE DEF-14C

INFORMATION REQUIRED IN INFORMATION STATEMENT

(RULE 14C-101)

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the

Securities Exchange Act of 1934

Check the appropriate box:

☐	Preliminary Information Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
☒	Definitive Information Statement

Inception Mining Inc.

(Exact name of registrant as specified in charter)

Nevada

(State or other jurisdiction of incorporation)

000-55219	35-2302128
(Commission File Number)	(IRS Employer Identification No.)

5330 South 900 East, Suite 280

Murray, Utah 84117

(Address of principal executive offices and zip code)

801-312-8113

(Registrant’s telephone number including area code)

Payment of Filing Fee (check the appropriate box):

☒	No fee required

☐	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

THIS INFORMATION STATEMENT IS BEING PROVIDED TO

YOU BY THE BOARD OF DIRECTORS OF INCEPTION MINING INC.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE

REQUESTED NOT TO SEND US A PROXY

Inception Mining Inc.

5330 South 900 East, Suite 280

Murray, Utah 84117

INFORMATION STATEMENT

June 24, 2022

NOTICE OF STOCKHOLDER ACTION BY WRITTEN CONSENT

Dear Shareholders:

This notice and the accompanying Information Statement are being distributed to the holders of record (the “Shareholders” ) of the voting capital stock of Inception Mining Inc., a Nevada corporation (the “ Company “), as of the close of business on June 24, 2022 (the “ Record Date “), in accordance with Rule 14c-2 of the Securities Exchange Act of 1934, as amended (the “ Exchange Act “) and the notice requirements of the Nevada Revised Statutes. The purpose of this notice and the accompanying Information Statement is to notify the Shareholders of actions approved by our Board of Directors (the “ Board “) and taken by written consent in lieu of a meeting by the holders of a majority of the voting power of our outstanding capital stock as of the Record Date (the “ Written Consent”). The Written Consent approved the following actions:

●	The increase in the number of authorized shares of Common Stock from eight hundred million (800,000,000) shares of Common Stock to ten billion three hundred million (10,300,000,000) shares of Common Stock (the “Authorized Share Increase”). The 10,000,000 authorized preferred shares of the Company shall remain the same.

The Written Consent is the only shareholder approval required to effect the Corporate Action under the Nevada Revised Statutes, our Articles of Incorporation, as amended, or our Bylaws. No consent or proxies are being requested from our shareholders, and our Board is not soliciting your consent or proxy in connection with the Corporate Action. The Corporate Action, as approved by the Written Consent, will not become effective until 20 calendar days after the accompanying Information Statement is first mailed or otherwise delivered to the Shareholders.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

No action is required by you. The accompanying Information Statement is furnished only to inform our shareholders of the actions described above before they take place in accordance with Section 78.390 of the Nevada Revised Statutes and Rule 14c-2 of the Securities Exchange Act of 1934. This Information Statement is first mailed to you on or about July 13, 2022.

Please feel free to call us at (801) 312-8113 should you have any questions on the enclosed Information Statement.

Inception Mining Inc.

/s/ Trent D’Ambrosio
Trent D’Ambrosio
Chief Executive Officer & Director

Inception Mining Inc.

5330 South 900 East, Suite 280

Murray, Utah 84117

Telephone (801) 312-8113

INFORMATION STATEMENT REGARDING

ACTION TAKEN BY WRITTEN CONSENT OF

THE MAJORITY SHAREHOLDERS

IN LIEU OF A SPECIAL MEETING

WE ARE NOT ASKING YOU FOR A PROXY

AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

GENERAL

This notice and the accompanying Information Statement are being distributed to the holders of record (the “Shareholders”) of the voting capital stock of Inception Mining Inc., a Nevada corporation (the “Company”), as of the close of business on June 24, 2022 (the “Record Date”), in accordance with Rule 14c-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the notice requirements of the Nevada Revised Statutes. The purpose of this notice and the accompanying Information Statement is to notify the Shareholders of actions approved by our Board of Directors (the “Board”) and taken by written consent in lieu of a meeting by the holders of a majority of the voting power of our outstanding capital stock as of the Record Date (the “Written Consent”). The Written Consent approved the following actions:

●	The increase in the number of authorized shares of Common Stock from eight hundred million (800,000,000) shares of Common Stock to five billion six hundred million (10,300,000,000) shares of Common Stock (the “Authorized Share Increase”). The 10,000,000 authorized preferred shares of the Company shall remain the same.

The Written Consent is the only shareholder approval required to effect the Corporate Action under the Nevada Revised Statutes, our Articles of Incorporation, as amended, or our Bylaws. No consent or proxies are being requested from our shareholders, and our Board is not soliciting your consent or proxy in connection with the Corporate Action. The Corporate Action, as approved by the Written Consent, will not become effective until 20 calendar days after the accompanying Information Statement is first mailed or otherwise delivered to the Shareholders.

The Board of Directors has fixed June 24, 2022, as the record date (the “Record Date”) for determining those of our Shareholders entitled to receive this information statement.

Section 78.320 of the Nevada Revised Statutes (the “NRS”) provides that the written consent of the holders of outstanding shares of voting capital stock having not less than the minimum number of votes which would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted can approve an action in lieu of conducting a special stockholders’ meeting convened for the specific purpose of such action. The NRS, however, requires that in the event an action is approved by written consent, a company must provide prompt notice of the taking of any corporate action without a meeting to the stockholders of record who have not consented in writing to such action and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting if the record date for such meeting had been the date that written consents signed by a sufficient number of holders to take the action were delivered to a company.

In accordance with the foregoing, this Information Statement is first being mailed on or about July 13, 2022 to our shareholders and is being delivered to inform you of the corporate action described herein in accordance with Section 78.390 of the NRS and Rule 14c-2 of the Securities Exchange Act of 1934. We are not aware of any substantial interest, direct or indirect, by security holders or otherwise, that is in opposition to matters of action taken. In addition, pursuant to the laws of Nevada, the actions taken by majority written consent in lieu of a special shareholder meeting do not create appraisal or dissenters’ rights.

The entire cost of furnishing this Information Statement will be borne by us. We will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of our voting securities held of record by them and we will reimburse such persons for out-of-pocket expenses incurred in forwarding such material.

SHAREHOLDER APPROVAL

This Information Statement contains a brief summary of the material aspects of the Authorized Share Increase approved by the Board of Inception Mining Inc. (the “Company,” “we,” “our,” or “us”) and the Majority Stockholders which hold a majority of the voting capital stock of the Company.

Preferred and Common Stock

As of June 24, 2022 , there were issued and outstanding and issuable (i) 226,347,983 shares of Common Stock, and (ii) 51 shares of Series A Preferred Stock. Pursuant to Section 16-10a-704 of the URBCA, at least a majority of the common voting equity of the Company, or at least 230,962,266 votes (out of 461,924,531 total votes comprised of 226,347,983 Common Stock votes and 235,576,548 Series A Preferred Stock), are required to approve the Authorized Share Increase by written consent. The Majority Stockholder, who holds in the aggregate 4,056,101 shares of Common Stock, and 51 shares of Series A Preferred Stock (approximately 51.88% of the voting equity of the Company), has voted in favor of the Authorized Share Increase thereby satisfying the requirement under Section 16-10a-704 of the URBCA that at least a majority of the voting equity vote in favor of a corporate action by written consent.

In August 2016, the Board of Directors of the Company designated 51 shares of its Series A Preferred Stock (“Series A Preferred Stock”). The Series A Preferred Stock has no rights to receive dividends. Each one (1) share of the Series A Preferred Stock shall have voting rights equal to (x) 0.019607 multiplied by the total issued and outstanding Common Stock eligible to vote at the time of the respective vote (“Numerator”) divided by (y) 0.49 minus (z) the Numerator. The Series A Preferred Stock does not convert into equity of the Company. The Series A Preferred Stock does not contain any redemption provision and shall have no liquidation preference.

The following table sets forth the name of the Majority Stockholder, the number of shares of Series A Preferred Stock held by the Majority Stockholder, the total number of votes that the Majority Stockholder voted in favor of the Authorized Share Increase, and the percentage of the issued and outstanding voting equity of the Company voted in favor thereof.

Name of Majority Stockholder	Number of Series A Preferred Stock held	Number of Shares of Common Stock held and votes in favor	Number of Votes held by such Stockholder	Number of Votes that Voted in favor of the Actions	Percentage of the Voting Equity that Voted in favor of the Action (1)
Trent D’Ambrosio	51	4,056,101	239,632,649	239,632,649	51.88%
Total	51	4,056,101	239,632,649	239,632,649	51.88%

(1) Based on 226,347,983 shares of Common Stock and 51 shares of Series A Preferred Stock considered issued and outstanding as of June 24, 2022, which are the only classes of the Company’s voting securities.

ACTION TO BE TAKEN

The action will become effective as soon as practicable after filing with FINRA, but no sooner than after the twentieth (20th) day following the date on which this Information Statement is mailed to the Stockholders, or upon the further instruction of the Board.

INCREASE IN THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK

GENERAL

The number of authorized shares of our Common Stock will be increased from eight hundred million (800,000,000) shares of Common Stock to five billion, six hundred million (10,300,000,000) shares of Common Stock (the “Authorized Share Increase”). The ten million shares of Preferred Stock authorized shall remain authorized.

PURPOSE AND EFFECT OF INCREASING THE NUMBER OF AUTHORIZED SHARES

The purpose for the increase in the number of authorized shares is to maintain the required reserves. Our Board of Directors believes it is in the best interest of our Company to increase the number of authorized shares of Common Stock in order to give us greater flexibility in considering and planning for future corporate needs, including, but not limited to, future financing and recapitalization efforts as well as other general corporate transactions. The Board of Directors believes that additional authorized shares of common stock will enable us to take timely advantage of market conditions and favorable financing and acquisition opportunities that become available to us. We do not have any definitive plans, arrangements, understandings or agreements regarding the issuance of the additional shares of common stock that will result from our adoption of the proposed Amendment.

The increase in the authorized number of shares of Common Stock and any subsequent issuance of such shares could have the effect of delaying or preventing a change in control of the Company without further action by the stockholders. Shares of authorized and unissued Common Stock could (within the limits imposed by applicable law and stock exchange regulations) be issued in one or more transactions which would make a change in control of the Company more difficult, and therefore less likely. Any such issuance of the additional shares of Common Stock would likely have the effect of diluting the earnings per share and book value per share of outstanding shares of Common Stock, and such additional shares could be used to dilute the stock ownership or voting rights of a person seeking to obtain control of the Company. The Board is not aware of any attempt to take control of the Company and has not presented this proposal with the intention that the increase in the number of authorized shares of Common stock be used as a type of antitakeover device. Any additional Common Stock, when issued, would have the same rights and preferences as the shares of Common Stock presently outstanding.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of that date, information known to us relating to the beneficial ownership of these shares by:

(i)	each person who is the beneficial owner of more than 5% of the outstanding shares of voting securities;
(ii)	each director;
(iii)	each executive officer; and
(iv)	all executive officers and directors as a group.

We believe that all persons named in the table have sole voting and investment power with respect to all shares beneficially owned by them. Under securities laws, a person is considered to be the beneficial owner of securities he owns and that can be acquired by him within 60 days from June 24, 2022, upon the exercise of options, warrants, convertible securities or other understandings. We determine a beneficial owner’s percentage ownership by assuming that options, warrants or convertible securities that are held by him, but not those held by any other person and which are exercisable within 60 days of June 24, 2022, have been exercised or converted.

Amount of Beneficial Ownership of Common Stock
Name	# of Shares	% of Class
Trent D’Ambrosio, Chief Executive Officer and Director	4,056,101	1.79%
Whit Cluff, Director	2,774,160	1.23%
All Officers and Directors as a group	6,830,261	3.02%
Legends Capital Group, LLC	11,685,874	5.16%
Madison, LLC (1)	2,495,855	1.10%
Jason Briggs (2)	1,341,523	0.59%

(1)	Beneficially controlled by Jason Briggs.
(2)	Includes additional shares beneficially owned by Jason Briggs including 311,982 shares owned personally and 1,029,541 shares owned by two separate irrevocable trust for which Jason Briggs serves as trustee.

WHERE YOU CAN OBTAIN ADDITIONAL INFORMATION

We file annual, quarterly and current reports and other information with the SEC. Certain of our SEC filings are available over the Internet at the SEC’s web site at http://www.sec.gov. You may also read and copy any document we file with the SEC at its public reference facilities:

Public Reference Room Office

100 F Street, N.E.

Room 1580

Washington, D.C. 20549

You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Callers in the United States can also call 1-202-551-8090 for further information on the operations of the public reference facilities.

DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS

If hard copies of the materials are requested, we will send only one Information Statement and other corporate mailings to Shareholders who share a single address unless we received contrary instructions from any Shareholder at that address. This practice, known as “householding,” is designed to reduce our printing and postage costs. However, the Company will deliver promptly upon written or oral request a separate copy of the Information Statement to a Shareholder at a shared address to which a single copy of the Information Statement was delivered. You may make such a written or oral request by (a) sending a written notification stating (i) your name, (ii) your shared address and (iii) the address to which the Company should direct the additional copy of the Information Statement, to the Company at Inception Mining Inc., 5330 South 900 East, Suite 280, Murray, Utah 84117, attention: Chief Executive Officer.

If multiple Shareholders sharing an address have received one copy of this Information Statement or any other corporate mailing and would prefer the Company to mail each Shareholder a separate copy of future mailings, you may send notification to or call the Company’s principal executive offices. Additionally, if current Shareholders with a shared address received multiple copies of this Information Statement or other corporate mailings and would prefer the Company to mail one copy of future mailings to Shareholders at the shared address, notification of such request may also be made by mail or telephone to the Company’s principal executive offices.

By Order of the Board of Directors

/s/ Trent D’Ambrosio
Trent D’Ambrosio
Chief Executive Officer, Chief Financial Officer and Director